UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2007
CORNERWORLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
12222 Merit Drive Suite 120
Dallas, Texas 75251
(Address of principal executive offices) (zip code)
(469) 828-4277
(Registrant’s telephone number, including area code)
Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 11, 2007, Olympic Weddings International, Inc. (“Olympic Wedding” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with CornerWorld, Inc. (“CornerWorld”), a private company formed under the laws of Delaware, and the shareholders of CornerWorld (the “CornerWorld Shareholders”) pursuant to which the Company has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of CornerWorld from the CornerWorld Shareholders. As consideration for the acquisition of the shares of CornerWorld, the Company has agreed to issue an aggregate of 62,700,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the CornerWorld Shareholders. In connection with the Agreement, on May 4, 2007 the Company filed a Certificate of Amendment with the Nevada Secretary of State changing its name from Olympic Weddings International, Inc. to Cornerworld Corporation, as well as increasing the Company’s authorized shares of common stock from 75,000,000 shares to 260,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.
Thereafter, the parties amended the terms of the Agreement pursuant to (i) a Letter Agreement dated June 21, 2007, (ii) by Amendment No. 2 to the Share Exchange Agreement dated July 27, 2007, and (iii) by Amendment No. 3 to the Share Exchange Agreement dated August 8, 2007 (the Agreement and all aforementioned amendments are referred to collectively, as the “Agreement”).
On August 10, 2007 the conditions to closing as outlined in the Agreement, as amended, were satisfied, and a closing of the transaction took place (the “Closing”). In connection with the Closing of the Agreement, the Company’s business address has changed to 12222 Merit Drive, Suite 120, Dallas, Texas 75251.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Corporate History
Cornerworld Corporation was incorporated as Olympic Weddings International, Inc. on November 9, 2004, in the State of Nevada. Effective May 2007, we changed our name to CornerWorld Corporation. Our principal executive offices are currently located at 12222 Merit Drive, Suite 120, Dallas, Texas 75251. Our telephone number is (469) 828-4277. We are qualified to do business in the Province of British Columbia, Canada pursuant to being extra-provincially registered. Our fiscal year-end is April 30. As described below in “Description of Olympic Weddings,” Olympic Weddings was engaged in providing personally-guided travel tour wedding packages to be held at locations where the Olympic Games have been held. Going forward, CornerWorld Corporation will no longer be in the business of wedding planning, and instead will be engaged in the business as described below in the section titled “Description of CornerWorld.”

Description of CornerWorld
CornerWorld was organized as a Delaware Corporation on October 7, 2003. CornerWorld provides an interactive Web-based platform for both amateur and professional creators of original content, their fans, friends and families, to connect with one another in an intuitive, secure and grassroots environment. CornerWorld’s goal is to take social networking to the next level by allowing users to stream live video feeds, share pictures, files, music, video, opinion; send and receive emails, live chat, and create interactive classified ads and invitations.
CornerWorld also offers free “business manager” services for anyone with sellable content. From comedians to candidates, musicians, models and movie-makers, CornerWorld is committed to celebrating individuality and fostering creation. CornerWorld is currently free to join in four levels of membership: amateurs, rated amateurs, instant professionals and professionals. The Company intends to earn revenues through online advertising in addition to revenues which may be generated by the sale of member-created content and intends to continue developing additional features that will generate incremental revenue as “premium” offerings on a pay-per-use basis.
Description of Olympic Weddings
Our goal was to provide personally-guided travel tour wedding packages to be held at locations where the Olympic Games have been held. We attempted to source destination venues and add to the travel experience by combining guides and wedding planners that are able to provide an informative and educational background while planning and preparing for a wedding ceremony for the bride, the groom and their guests. We did not have nor do we currently have any full-time employees.
Principle Products and Services
We aimed at offering destination wedding tour package with the destination being a historic Olympic site or venue. The Olympic theme wedding travel package to Olympic Games venues and sites was to include an on-site wedding planner.
We would offer Olympic Weddings at the following Olympic locations:
Five (5) Summer Olympic venues: Barcelona, Atlanta, Sydney, Athens and Beijing
Five (5) Winter Olympic venues: Lillehammer, Nagano, Salt Lake City, Torino and Vancouver/Whistler
We attempted to serve as a service-oriented firm that intended to profit from integrating travel with weddings. We endeavored to offer couples getting married, or those wanting to renew wedding vows, the opportunity of a wedding ceremony at a destination that has currently hosted, or would be hosting, an Olympic event.
The service of a “Professional Wedding Planner” at each venue would be a key factor in guaranteeing customer satisfaction. This would have required the scouting and possible training of a wedding service provider at each of the Olympic sites offered. This individual/team would assemble and provide a variety of “Wedding Packages” from the very basic wedding to an elaborate five (5) star event.
We intended to design and create private label tours and tour packages to Olympic destinations and then market the tour packages to the national and international retail travel industry. Our plan involved developing relationships with major international and domestic carriers and tour companies offering a variety of programs, thereby connecting business traffic with international markets.
Product Categories
Cornerworld’s three product categories, (i) content, (ii) technology, and (iii) services, will be delivered through a distribution network and on www.cornerworld.com. Cornerworld believes that it is able to satisfy the different needs of professional content creators, their fans, and affiliate partners because there is a great deal of flexibility in the composition of products by combining elements from any of the categories. For example, if a content creator wants to test the price point of a piece of content, the creator can make the content available to Cornerworld members through the Audio-Video Platform and be provided with valuable feedback, via the members management page, of geo-targeted information, ratings, and number of downloads, enabling the creator to make the best economic decision. Management believes that control software and access technologies (broadband, mobile computing, et cetera) will change the value chain of the content distribution industry and permit new Business-to-Consumers and Business-to-Business models, virtual record labels, online radio, live broadcastings, digital downloads, ecommerce, file sharing, and subscription services. While hardware has reached mass-market status and software applications are allowing the consumer to be truly digitally enabled, new roles will emerge in this changing landscape.
Content
Independent Music. Cornerworld, which is home to independent artists in 72 genres, has non-exclusive licensing agreements that allow distribution, promotion, and use of the artists’ digital content. Depending on the context in which the content is used, Cornerworld will share revenue with the artist.
Videos. The video content is categorized into one of 22 categories by the creator of the content and can be searched by consumers through the Cornerworld search interface. Creators can upload preview clips of their content or full length videos.
Photographs. Pictures are categorized into one of 22 categories by the creator of the content and can be searched by consumers through the Cornerworld search interface. These pictures can range from family members to event pictures.
Live Broadcasting. Through the use of Cornerworld’s flash video servers, users have the ability to live broadcast themselves real-time. Broadcasts are categorized into one of 22 categories for Cornerworld members to view real-time and chat with the creator/host of the broadcast.
Content Syndication. Cornerworld aggregates content for affiliate partners who are looking for batches of user generated content. The music, video and picture catalog enables Cornerworld to provide thematic or genre-based compilations. The fee structure is dependent upon type of use, medium to be distributed, length of use of the content, and degree of content exclusivity. The affiliate partner pays a syndication fee which Cornerworld shares with the artist.
Cornerworld.TV. Cornerworld believes that it has a unique opportunity to unite the digitally enabled consumer’s activity on television, computer, and mobile devices. Cornerworld TV is expected to be an interactive TV application synchronized with the user’s Cornerworld A/V platform on their computer and wireless devices.
Digital cable subscribers who are also independent content lovers will be able to customize their television experience via their computer’s Cornerworld account. Linked functionality that exists on the computer and the television, could include a customizable music vault facility, recommended content, the Cornerworld player, and playlist.
Management believes that Cornerworld TV will be the next step in on-demand services provided by cable television providers. There is great value to the cable provider because Cornerworld TV is expected to be:
w	a subscription-based service not solely based on advertising revenue;

w	an additional product for their broadband offering;

w	a platform that can be white-labeled.

Technology
Audio-Video Platform. The audio-video platform delivers an intuitive graphical user interface with all the functionality for consumers to access, share, comment, and store new content. It houses the player (the primary interface for accessing Cornerworld content), playlist (the member’s online content library which can be streamed, saved into a digital music vault, and shared with other members), ratings (enables the demand pull of content driving the suggested playlist), radio station (a dynamic playlist where Cornerworld “pushes” genre based music to music lovers), search functionality, and email (builds community by members sending comments about the content they find to one another).
Live Broadcasting. The Cornerworld Live section is enabled by the Adobe Flash Media Server. Cornerworld has designed a Flash based interface to allow any user with a digital web camera to instantaneously, and without the need for any additional software download, live broadcast.
Services
Professional Creators:
Cornerworld enables professional content creators, such as musicians, comedians, videographers, artists, and photographers the ability to connect with their fans, friends and family. Members can Live Broadcast, upload pre-recorded videos, pre-recorded music, and pictures. Membership is free and the creator can sell their content directly through Cornerworld. The member keeps 60% and Cornerworld receives 40% of the net proceeds.
Digital Media Sales and Distribution. Creators of pre-recorded, video, audio, and picture content have the ability to upload their content, sell it and view statistics on its success. One key technology advantage of the Cornerworld platform is the ability of the creator to view the geographical location by zip code of the users that are experiencing their content.
Live Broadcasting. Professional live broadcasts can be viewed by one or one million viewers at a time. These shows can be either charged for on a pay per view basis or offered to the members of Cornerworld free of charge. The pricing is determined by the broadcaster and the net is split 60% to the broadcaster and 40% to Cornerworld after bandwidth charges.
Email Management/ Electronic Invitation. Cornerworld manages the connection to fans, friends and family utilizing a robust proprietary platform. The platform first provides email management for members who want to be more efficient in managing, contacting, and utilizing their fan list. The system can be used as a broadcast email list manager including a template wizard or as an invitation platform with RSVP capabilities.
Band Radio Player. Bands receive a custom radio station, which they access through their band management page. All of the music they have put into the Cornerworld system is played in loop on their band website. The intention of the radio player is to drive fan participation. Accordingly, Cornerworld enables the band to control their image by placing the band logo on their Player and altering the player’s colors.
Digital Onesheet. Management understands that bands need to promote and market themselves. Cornerworld’s Digital Onesheet is a tool that automatically updates online statistics and combines them with band bios, tour information, fan feedback, and press links. Bands get the Digital One Sheet when they sign up for the monthly subscription service.
Competition
We operate in a market that is characterized by rapid change and converging, as well as new and disruptive, technologies and we face formidable competition in every aspect of our business, particularly from companies that seek to connect people with information on the web and provide them with relevant advertising. Currently, we consider our primary competitors to be YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook.
We also provide a number of online products and services, including _content sales, classified advertising, and our communications tools such as live broadcast and live chat that compete directly with new and established companies that offer communication, information and entertainment services integrated into their products or media properties.
We compete to attract and retain relationships with users, advertisers and content owners in different ways:
•	Users. We will attempt to compete to attract and retain users of our communication products and services. Most of the products and services we offer to users are free, so we do not compete on price. Instead, we compete in this area on the basis of the relevance and usefulness of our features, availability and ease of use of our products and services.

•	Advertisers. We will attempt to compete to attract and retain advertisers. We will also compete based on the quality of customer service, features and ease of use of our products and services.

•	Content providers. We will attempt to compete to attract and retain content providers as members of our CornerWorld community based on the size and quality of our member base. The content on Cornerworld is predominately user generated by our members.
Government Regulation
We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.
In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.
Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.
Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.
We are also subject to federal, state and foreign laws regarding privacy and protection of user data. We post on our website our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.
In addition, because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.
Employees
As of August 10, 2007, CornerWorld had no employees other than its corporate officers. The Company has 8 independent contractors who provide technology services, software support, and public relations. CornerWorld has not experienced any work stoppages and it considers relations with its independent contractors to be good.
Legal Proceedings
From time to time, CornerWorld may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. CornerWorld is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.
Property
CornerWorld currently operates out of leased property located at 12222 Merit Drive, Suite 120, Dallas, TX 75251.

RISK FACTORS
Risks Related to Our Business and Industry
We will need significant additional capital, which we may be unable to obtain.
Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.
We face significant competition from YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook.
We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Currently, we consider our primary competitors to be YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook. Also, our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. YouTube, My Space, Craig’s List, Evite, Shutterfly, and Facebook also may have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company’s network. Any such decline could negatively affect our revenues.
We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.
In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed.
Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Item 1A, Risk Factors, and the following factors may affect our operating results:
•	Our ability to continue to attract users to our web sites.

•	Our ability to monetize (or generate revenue from) traffic on our web sites.

•	Our ability to attract advertisers to our program.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

•	Our focus on long-term goals over short-term results.

•	The results of our investments in risky projects.

•	Our ability to keep our web sites operational at a reasonable cost and without service interruptions.

•	Our ability to achieve revenue goals for partners to whom we guarantee minimum payments or pay distribution fees.

•	Our ability to generate revenue from services in which we have invested considerable time and resources.
Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results. In addition, advertising spending has historically been cyclical in nature, reflecting overall economic conditions as well as budgeting and buying patterns. For example, in 1999, advertisers spent heavily on internet advertising. This was followed by a lengthy downturn in ad spending on the web. Also, user traffic tends to be seasonal. Our rapid growth has masked the cyclicality and seasonality of our business. As our growth rate has slowed, the cyclicality and seasonality in our business has become more pronounced and will cause our operating results to fluctuate in the future.
If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.
Our success depends on providing products and services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web based products and services. As a result, we must continue to invest significant resources in research and development in order to enhance our web search technology and our existing products and services and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services. Our operating results would also suffer if our innovations are not responsive to the needs of our users and members, are not appropriately timed with market opportunities or are not effectively brought to market. As internet broadcasting technology and social networks continue to develop, our competitors may be able to offer products and services that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.
Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.
We have experienced, and continue to experience, rapid growth in our operations, which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.
Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.
Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.
Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.
Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the Cornerworld experience. These applications have in the past attempted, and may in the future attempt, to change our users’ internet experience. The interference often occurs without disclosure to or consent from users, resulting in a negative experience that users may associate with Cornerworld. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we offer a number of products and services that our users download to their computers or that they rely on to store information and transmit information to others over the internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our products and services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.
We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.
Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.
We rely on bandwidth providers, data centers or others in providing products and services to our users, and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.
We rely on vendors, including data center and bandwidth providers. Any disruption in the network access or colocation services provided by these providers or any failure of these providers to handle current or higher volumes of use could significantly harm our business. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over these vendors, which increases our vulnerability to problems with the services they provide. We license technology and related databases to facilitate aspects of our data center and connectivity operations including internet traffic management services. We have experienced and expect to continue to experience interruptions and delays in service and availability for such elements. Any errors, failures, interruptions or delays in connection with these technologies and information services could harm our relationship with users, adversely affect our brand and expose us to liabilities.
Our systems are also heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.
Our business depends on continued and unimpeded access to the internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.
Our products and services depend on the ability of our users to access the internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission and under legislation being considered by the U.S. Congress. While interference with access to our popular products and services seems unlikely, such carrier interference could result in a loss of existing users and advertisers, increased costs, and impair our ability to attract new users and advertisers, thereby harming our revenue and growth.
Risks Related to Ownership of our Common Stock
The trading price for our common stock has been and may continue to be volatile
The market price of our common shares has experienced fluctuations and may continue to fluctuate significantly. The market price of our common shares may be adversely affected by various factors, including proposed Internet legislation or enforcement of existing laws, innovation and technological changes, the emergence of new competitors, quarterly variations in revenue and results of operations, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries, including the Internet and gaming.
There is a limited market for our common stock which may make it difficult for you to sell your stock.
Our common stock trades on the OTCBB under the symbol “CWRL.” There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.
CWRL’s shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.
Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares currently trade on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:
(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.
Our common stock does not currently fit into any of the above exceptions.
If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in CWRL’s common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.
For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202) 272-7440.

MANAGEMENT’S DISCUSSION AND ANALYSIS
Forward Looking Statements
Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:
•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.
All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.
CORNERWORLD, INC. PLAN OF OPERATIONS
CornerWorld, Inc. began operations on September 1, 2006. We are engaged in maintaining an Internet social networking site and providing web-based audio-video solutions. We plan to focus our efforts on the promotion and secure distribution of content from independent and professional creators. We are a ‘one-stop’ shop for artists, enabling them to control the manner in which their content is downloaded, sampled, and priced to the consumer. We also serve as a strategic partner for companies that leverage our content, technology, and services. We enable professional creators, amateur creators, friends, family, fans and general members to express themselves through sharing self-created music, videos and pictures on our networking site. We have not generated any income since inception, and as of the fiscal year ended April 30, 2007 have incurred a net loss of $28,081.
We are currently focusing on generating revenue by implementing three phases of our strategy. First, we plan to aggregate our content, develop our core distribution channels, broaden our community base, and develop a demand for our services. Second, we plan to monetize economic interest in the content on our site, launch affiliate programs, and implement subscription and fee-based services. Third, we intend to leverage our assets and online market share to develop syndicated product for satellite TV, DirectTV, and digital cable television that creates synergies between television (entertainment) and computers (tools).
CORNERWORLD, INC. RESULTS OF OPERATIONS
This discussion should be read in conjunction with our financial statements included elsewhere in this report. CornerWorld, Inc. began active operation on September 1, 2006, and has a fiscal operating year of May 1 to April 30.
Revenues:
The Company is a development stage company and has not generated any revenues during the period from inception to April 30, 2007.
Property and equipment:
Depreciation expense totaled $717 for the period ended April 30, 2007. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three years. At April 30, 2007, the Company had not incurred any impairment costs.
Software costs:
Accounting for website development costs depends on the stage in which they are incurred which consists of the following:

•	Planning the website;

•	Developing the applications and infrastructure;

•	Developing graphics;

•	Operating the site.
At April 30, 2007 Software costs totaled $20,460.
Total Expenses:
Total expenses from inception through the period ended April 30, 2007 were $28,081.
Net Income (Loss):
Net losses from inception through the period ended April 30, 2007 were $(28,081).
Liquidity and Capital Resources:
For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At April 30, 2007, Cornerworld had cash of $110,873 and no cash equivalents.
Off Balance Sheet Arrangements:
We do not have any off balance sheet arrangements as of April 30, 2007 or as of the date of this report.
OLYMPIC WEDDINGS INTERNATIONAL INC. RESULTS OF OPERATIONS
Revenues:
We have not had revenues from inception. Our short and long-term survival is dependent on funding from sales of securities or, as necessary, from shareholder loans.
Net Income (Losses):
We posted losses of $54,610 for the year ended April 30, 2007, compared to $12,654 for the prior year ended April 30, 2006. From inception, November 9, 2004, to April 30, 2007, we have incurred losses of $69,233. The principal component of losses in 2007 was professional fees of $21,000; marketing expenses of $21,491; office and administration expenses of $5,196; travel and hospitality expenses of $2,656 and amortization expenses of $4,267.
Liquidity and Capital Resources:
As of the date of this report, our net cash balance is approximately $12,250. Cash on hand is currently our only source of liquidity. We do not have any lending arrangements in place with banking or financial institutions and we do not anticipate that we will be able to secure these funding arrangements in the near future.
Working capital:
At April 30, 2007, we had a working capital deficit of ($1,847), compared to working capital of $9,377 at April 30, 2006. At April 30, 2007, our total assets were $19,877, consisting of cash of $4,028, $11,488 of office furniture and equipment, and $4,361 in website development. This compares with total assets at April 30, 2006 consisting solely of $14,463 in cash. Subsequent to the fiscal year end, we raised $14,100 from the sale of our office furniture and equipment.
Current Liabilities:
At April 30, 2007, our total current liabilities, including all accounts payable, increased to $5,875 from $5,086 at April 30, 2006.
Off Balance Sheet Arrangements:
We do not have any off balance sheet arrangements as of April 30, 2007 or as of the date of this report.

CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Effect of Recently Issued Accounting Pronouncements
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts payable and credit cards payable approximate their carrying amounts due to the short maturity of these instruments. At April 30, 2007, the Company did not have any other financial instruments.
Income Taxes
The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements and tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to be settled or realized.

MANAGEMENT
Executive Officers and Directors
The following table sets forth the names, ages and positions of our current directors and executive officers as well as our officer and director nominees following the acquisition of CornerWorld, Inc.:

Name	Age	Offices Held

Brent Sheppard	47	Director
Patrick Wallace	53	Director
Brian Pierson	51	Director
Scott Beck	33	Chairman of the Board, President
Kelly Larabee Morlan	38	Director, Secretary and Treasurer
Resigning Directors
Brent Sheppard, Directors
Reverend Brent Sheppard has served as our President and a member of our Board of Directors since November 9, 2004. Mr. Sheppard is presently self-employed. In 1999, he began full-time Marriage Chaplaincy work, offering wedding officiate services and counseling to couples from the Greater Vancouver area. He currently performs 100-150 weddings each year and is the recognized Marriage Chaplain at such wedding venues as Newlands in Langley British Columbia, Northview in Surrey, British Columbia, and Minoru Chapel in Richmond, British Columbia, as well as itinerating in the Greater Vancouver area to perform many different types of ceremonies.
Patrick Wallace, Directors
Mr. Patrick Wallace has served as Secretary/Treasurer and a member of our Board of Directors since April 26, 2005.
Mr. Patrick Wallace is presently semi-retired. Until June 15, 2006, he served as a consultant and chief accounts executive for Key Innovations, a supplier of marketing and promotional products in the Greater Vancouver region of British Columbia.
In September 1997, Mr. Wallace launched his own company called Progressive Promotionals, which was a supplier of promotional products. He established a portfolio of national and international clients such as Kraft Foods and McDonalds. The proprietorship became a British Columbia registered limited company in September 2000. Mr. Wallace served as President and Chief Executive Officer (“CEO”) and was the majority shareholder. In February 2004, he sold his interest in the company to Key Innovations where he continued to hold a management position until he resigned in June 2006.
Brian Pierson, Directors
Mr. Brian Pierson has served as a member of our Board of Directors since April 26, 2005.
Mr. Brian Pierson is presently serving as the director of Teen Challenge British Columbia, a non-profit organization in Yarrow, British Columbia. Teen Challenge British Columbia is a one-year residential program that helps people who struggle with life controlling addictions. He accepted this position in April 2003.
From September 1996 to March of 2003, Mr. Pierson was a self employed professional counselor. During this period, he served as an adjunct professor at Trinity Western University in Langley, British Columbia. He served as a group facilitator for Tanya Swaren Management Training and Consulting in Langley, British Columbia and an employment counselor for the Surrey Employment Centre in Surrey, British Columbia.
Director Nominees and Executive Officers
Scott Beck, President, Chairman of the Board of Directors
In November of 2005, Mr. Beck launched Beck Ventures, Inc. located in Dallas, Texas. The company is a full service Investment Management company focused on four sectors; Real Estate, Energy, Technology and Financial Services. Mr. Beck is President and has assembled a talented team of experienced executives to assess investment opportunities for these four sectors.
In April 2003 Mr. Beck formed B Oil Investments of Dallas, Texas. The company is a private Equity group to promote oil and gas exploration within the Barnett shale between Dallas and Ft. Worth Texas. Mr. Beck is currently responsible for leases throughout the Barnett Shale.

Beginning in January of 2003 Mr. Beck was elected to the Board of Directors of United Texas Bank in Dallas, Texas; a position he currently maintains.
Mr. Beck was a junior Partner at Atid Capital Partners LLC in Manhattan, New York, from 2001-2003. He was responsible for sourcing, structuring and executing private equity transactions and was responsible for creating new business concepts that promoted acquisition and merger opportunities for their client companies.
From 2000 through 2001 Mr. Beck was an Associate Vice President at JP Morgan Chase, in Manhattan, New York. Mr. Beck was responsible for the creation of new business concepts; and worked with executive members of the Bank to develop frameworks for their new products and services. Additionally, he actively invested in new business opportunities, raised follow on capital for existing portfolio companies and negotiated their sales, mergers and licenses.
From 1998 through 2000 Mr. Beck was an associate banker with the Leveraged Finance Group of SG Cowen in Manhattan, New York. Mr. Beck structured high yield bond transactions, and actively pursued new business prospects for High Yield Bonds in Europe and the United States.
From 1997 through 1998 Mr. Beck was a senior auditor with Ernst and Young in Dallas where he evaluated, planned, and fulfilled audit and consulting engagements. Mr. Beck’s clients included Time Warner, Dallas Mavericks, GE Capital Corp., and Carlson Capital.
Mr. Beck earned a Master Degree in Business from the University of Texas at Austin in 1997 with Additional Emphasis on Management Information Systems, and a Bachelors of Business Administration from the University of Texas at Austin in 1996.
Kelly Larabee Morlan, Secretary, Treasurer, Member of the Board of Directors
Ms. Morlan is a strategist who has helped promote and guide numerous progressive technology ideas and businesses. She focuses on communications, executive strategy and creating visibility via public media. She is currently on the advisory boards of several early stage technology businesses, as well as the Encanto Palmcroft Historic Preservation Association and the Phoenix Parks and Conservation Foundation.
Most recently Ms. Morlan led all communications & strategy for Skype Technologies, the leading global Internet telephony company, from its inception to its sale to eBay in late 2005 for $2.6 billion.
Prior to joining Skype, Ms. Morlan worked with Skype founders Niklas Zennstrom and Janus Friis on KaZaA, and continued directing all aspects of media and communications strategy for KaZaA after its sale to Sharman Networks through May 2003. Ms. Morlan continued to advocate for consensus solutions for issues related to file sharing with the Distributed Computing Industry Association (www.DCIA.info), the Washington, DC based consortium of companies up until the Supreme Court ruling on issues related to file sharing.
Ms. Morlan joined Alexander Communications in 1996 and left as a vice president of Alexander Ogilvy in 2001. She moved from Denver to Phoenix in 1997 and worked remotely to the San Francisco and LA offices. Ms. Morlan primarily ran public relations for idealab!, but she also managed marcom for Ziff-Davis’s GameSpot and Computer Shopper/NetBuyer, Infobeat, Hollywood Stock Exchange, Heidrick and Struggle’s LeadersOnline, Visitalk, Hewlett-Packard’s Enterprise Systems Group, and Nortel’s acquisition of Bay Networks.
Prior to joining Alexander Ogilvy, Ms. Morlan worked as a PR consultant for a variety of clients including America Online at the Washington , D.C. office of Fleishman-Hillard Inc. She assisted in the creation of the Interactive Working Group, the AOL lead coalition of ISPs that pressed Microsoft to open Windows 95. She created a consumer privacy program for MasterCard International, and wrote the summation of MasterCard’s telemarketing fraud program that earned a Silver Anvil Award.

Her final project in Washington, D.C. was with key non-profit organizations to support the Clinton administration’s youth anti-smoking initiatives and create the Campaign for Tobacco-Free Kids with Bill Novelli. Ms. Morlan began her career in the United States Senate as a staff assistant to Senator Herb Kohl from 1992 to 1995.
Executive Compensation
Olympic Weddings International, Inc.
Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.
CornerWorld, Inc.
Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.
Equity Compensation Plans
The Company has adopted a Stock Option Plan for the purpose of retaining and compensating its officers, directors, employees and consultants, which consists of up to 4,000,000 shares of common stock that may be issued from time to time. Additionally, the Company has adopted a Non-Employee Stock Option Plan for the purpose of retaining and compensating its consultants and advisors, which consists of up to 4,000,000 shares of common stock that may be issued from time to time at the lower of $1.10 or market value.
Pursuant to a Letter Agreement entered into by and among the Company, CornerWorld Inc. and the officers and directors of the Company, namely Messrs. Brent Sheppard, Brian Pierson and Patrick Wallace, dated August 10, 2007, the aforementioned officers and directors agreed to provide CornerWorld with consulting services during the transition period of two (2) months from the date of closing of the Share Exchange Agreement, in exchange for the Company granting to such officers and directors 320,000 stock options, priced at $1.40 per share. The officers and directors also agreed to sell 62.7 million restricted shares of common stock to CornerWorld for a nominal total price of $10.00.
Compensation of Directors
We do not compensate our directors for their time spent on our behalf, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.
Pension and Retirement Plans
Currently, we do not offer any annuity, pension or retirement benefits to be paid to any of our officers, directors or employees. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with our company, or from a change in our control.
Employment Agreements
We do not have any written employment agreements.
Audit Committee
Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than the stock transactions disclosed below, we have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.
On November 9, 2004, Mr. Brent Sheppard, President/CEO, principal executive officer and member of our Board of Directors, subscribed for and purchased 19,000,000 post split shares of common stock for $1,000.
On April 26, 2005, Mr. Brent Sheppard, President/CEO, principal executive officer and member of our Board of Directors, subscribed for and purchased 32,300,000 post split shares of common stock for $17,000.
On April 26, 2005, Mr. Wallace, Secretary/Treasurer/CFO, principal financial officer, principal accounting officer and member of our Board of Directors, and Mr. Pierson, member of our Board of Directors, each subscribed for and purchased 5,700,000 post split common shares at a price of $3,000, for an aggregate of $6,000.
All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information, as of August 10, 2007, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of August 10, 2007, there were 74,100,000 shares of our common stock outstanding.
The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
The table also shows the number of shares beneficially owned as of August 10, 2007 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

		Amount and
		Nature of
Title of		Beneficial	Percent of
Class	Name and Address of Beneficial Owner	Ownership	Class[1]
Common	Brent Sheppard President and member of the Board of Directors 6157 Sundance Drive Surrey, British Columbia, Canada, V3S 8B2	660,000	*

Common	Scott Beck Separate Property c/o 12222 Merit Drive Suite 120 Dallas, Texas 75251	35,124,236	52.49%

Common	Jarrod Beck c/o 12222 Merit Drive Suite 120 Dallas, Texas 75251	8,905,015	13.31%

Common	Kelly Larabee Morlan c/o 12222 Merit Drive Suite 120 Dallas, Texas 75251	961,583	1.43%

Common	Directors and officers as a group	44,990,834	60.72%

*	Represents less than 1% beneficial ownership.

(1)	Percent of Ownership is calculated in accordance with the Securities and Exchange Commission’s Rule 13(d) — 13(d)(1)

DESCRIPTION OF SECURITIES
Our authorized capital consists of 250,000,000 shares of common stock with a par value of $0.001, and 10,000,000 shares of preferred stock with a par value of $0.001. At the close of business on August 15, 2007, the Company had 74,100,000 shares of Common Stock issued and outstanding.
Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.
Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our shares of common stock, par value $0.001 per share, are quoted on the Over-the-Counter Bulletin Board (“OTC.BB”) under the symbol “CWRL”.
The following table sets forth the high and low sales prices for our common stock for each quarter within the last two fiscal years and any subsequent interim period as reported by the OTC.BB.
Fiscal Year Ended April 30, 2007 and Interim Period (Quarter Ended July 31, 2007)*

	High	Low

Quarter ended 10/31/06*	$—	$—
Quarter ended 1/31/07	$0.75	$0.75
Quarter ended 04/30/07	$2.00	$1.05
Quarter ended 07/31/07	$1.39	$1.05

*	On October 6, 2006, we obtained regulatory approval to post our common shares for trading on the OTC.BB.
The closing sale prices in the table above reflect inter-dealer prices, without retail mark-up or commissions and may not represent actual transactions.
The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.
The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. Trading in the shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.
For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of shareholders to sell their shares.

As of July 9, 2007, there were approximately forty-three (43) holders of record of our common stock.
Dividend Policy
The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of its business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.
LEGAL PROCEEDINGS.
We are not a party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
RECENT SALES OF UNREGISTERED SECURITIES
The following is a history of Olympic Wedding’s sales of unregistered securities since our incorporation on November 9, 2004.
On November 9, 2004 Mr. Brent Sheppard subscribed for and purchased 19,000,000 post-split shares of our common stock for $1,000.
On April 26, 2006, Mr. Sheppard subscribed for and purchased 32,300,000 post split common shares for cash totaling $17,000. In addition, on April 26, 2006, Mr. Wallace and Mr. Pierson each subscribed for and purchased 5,700,000 post split common shares at a price of $3,000 each, for an aggregate of $6,000.
All of the above noted securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders are subject to Rule 144 of the Securities Act of 1933 with respect to resale. We relied on this exemption from registration due to the fact that at the time of these sales we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, not an investment company, we had a specific business plan at the time we sold the securities, we are not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000. All of the subscribers are directors and/or officers of us.
No underwriters were used, and no commissions or other remuneration was paid except to the company for any of the above noted.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s directors and executive officers are indemnified as provided by the Nevada General Corporation law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 3.02 Unregistered Sales of Equity Securities.
See Item 2.01.
Item 4.01 Changes in Registrant’s Certifying Accountant.
See Item 2.01.
Item 5.01 Changes in Control of Registrant.
See Item 2.01.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
See Item 2.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the acquisition of CornerWorld, the Company is changing its name to Cornerworld Corporation.
Item 5.06 Change in Shell Company Status.
See Item 2.01
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
Report of Independent Registered Public Accounting Firm
CornerWorld, Inc. Balance Sheet as of April 30, 2007
CornerWorld, Inc. Statement of Operations For the Period from September 1, 2006 (Inception) to April 30, 2007
CornerWorld, Inc. Statement of Stockholders’ Equity For the Period from September 1, 2006 (Inception) to April 30, 2007
CornerWorld, Inc. Statement of Cash Flows For the Period from September 1, 2006 (Inception) to April 30, 2007
CornerWorld, Inc. Notes to Financial Statements
(b) Pro forma financial information.
CornerWorld, Inc. Pro forma Consolidated Financial Statements
Pro forma Consolidated Balance Sheet
Pro forma Consolidated Statements of Operations
Notes to Pro forma Consolidated Financial Statements
(c) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement dated May 11, 2007 by and among Olympic Weddings International, Inc., CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation, incorporated by reference to the Company’s Form 8-K filed May 30, 2007
10.2	Letter Agreement dated June 21, 2007 by and among CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation, incorporated by reference to the Company’s Form 8-K filed August 14, 2007.
10.3	Amendment No. 2 to the Share Exchange Agreement dated July 27, 2007 by and among CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation, incorporated by reference to the Company’s Form 8-K filed August 14, 2007.
10.4	Amendment No. 3 to the Share Exchange Agreement dated August 8, 2007 by and among CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation, incorporated by reference to the Company’s Form 8-K filed August 14, 2007.
10.5	Amended and Re-Stated Letter Agreement dated August 10, 2007 by and among CornerWorld, Inc. and each of the shareholders of CornerWorld, Inc. and CornerWorld Corporation, incorporated by reference to the Company’s Form 8-K filed August 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERWORLD CORPORATION
Date: August 17, 2007	By:	/s/ Scott Beck
		Name:	Scott Beck
		Title:	President

CornerWorld, Inc.
(A Development Stage Company)
Financial Statements
and
Report of Independent Registered Public Accounting Firm
as of April 30, 2007
and
the Period September 1, 2006 (inception) to April 30, 2007

CornerWorld, Inc.

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
CornerWorld, Inc.
We have audited the accompanying balance sheet of CornerWorld, Inc. (the “Company”), as of April 30, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from inception (September 1, 2006) to April 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CornerWorld, Inc. as of April 30, 2007 and the results of its operations and cash flows for the period from inception (September 1, 2006) to April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.
As described in Note 2, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced losses since inception, has limited resources to complete its development of the assets required to enter its planned business segment and has limited stockholders’ equity at April 30, 2007. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Turner, Stone & Company, LLP
August 2, 2007
Dallas, Texas

CornerWorld, Inc.
(A Development Stage Company)
Balance Sheet
As of April 30, 2007

Assets

Current assets
Cash	$110,873

Fixed assets
Computer equipment and software	38,788

Less accumulated depreciation	(717)

Fixed assets, net	38,071

Total assets	$148,944

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$21,657
Credit card payable	2,193

23,850

Stockholders’ equity
Preferred stock, par value $.00001 per share, 25,000,000 shares authorized, no shares issued	—
Common stock, par value $.00001 per share, 100,000,000 shares authorized, 6,160,854 shares issued and outstanding	62
Paid-in capital	153,113
Deficit accumulated during the development stage	(28,081)

125,094

Total liabilities and stockholders’ equity	$148,944

The accompanying notes are an integral part of these financial statements.

CornerWorld, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from September 1, 2006 (Inception) to April 30, 2007

Revenues	$—

Operating expenses
Software development	20,460
Legal and professional fees	5,000
Rent	625
Depreciation expense	717
State fees	1,279

Total operating expenses	28,081

Net loss before income tax expense	(28,081)

Income tax expense	—

Net loss	$(28,081)

Net loss per share	$(0.01)

Weighted average shares outstanding	3,263,223

The accompanying notes are an integral part of these financial statements.

CornerWorld, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the Period from September 1, 2006 (Inception) to April 30, 2007

		Common	Common	Paid-in	Accumulated
		Stock Shares	Stock	Capital	Deficit	Total

Balance at September 1, 2006		200	$—	$—	$—	$—
November 1, 2006	Cancellation of stock	(200)	—	—	—	—
November 1, 2006	Issuance of capital stock for computer equipment	2,000,000	20	3,280	—	3,300
December 12, 2006	Issuance of capital stock for debt to shareholder	2,491,198	25	5,949	—	5,974
December 12, 2006	Issuance of capital stock for cash	236,314	2	565	—	567
March 29, 2007	Issuance of capital stock for debt to shareholder	58,342	1	5,833		5,834
March 29, 2007	Issuance of capital stock for cash	1,375,000	14	137,486	—	137,500
	Net loss	—	—	—	(28,081)	(28,081)

Balance at April 30, 2007		6,160,854	$62	$153,113	$(28,081)	$125,094

The accompanying notes are an integral part of these financial statements.

CornerWorld, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from September 1, 2006 (Inception) to April 30, 2007

Cash flows from operating activities
Net loss	$(28,081)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	717
Change in operating assets and liabilities
Accounts payable	21,657
Credit card payable	2,193

Net cash used by operating activities	(3,514)

Cash flows from investing activities
Purchase of computer equipment and software	(35,488)

Net cash used by investing activities	(35,488)

Cash flows from financing activities
Advances from shareholder	11,808
Issuance of capital stock for cash	138,067

Net cash provided by financing activities	149,875

Net increase in cash and cash equivalents	110,873

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$110,873

Supplemental disclosure of non-cash investing and financing activities
Issuance of capital stock for computer equipment	$3,300

Issuance of capital stock in repayment of shareholder advances	$11,808

The accompanying notes are an integral part of these financial statements.

CornerWorld, Inc.
(A Development Stage Company)
Notes to Financial Statements
Note 1. Nature of Operations
CornerWorld, Inc. (the Company or CornerWorld) provides an interactive Web-based platform for both amateur and professional creators of original content, their fans, friends and families, to connect with one another in an intuitive, secure and grassroots environment. CornerWorld takes social networking to the next level: allowing all users to stream live video feeds, share pictures, files, music, video, opinion; send and receive emails, live chat, and create interactive classified ads and invitations. What’s more, CornerWorld offers free “business manager” services for anyone with sellable content. From comedians to candidates, musicians, models and movie-makers, CornerWorld is committed to celebrating individuality and fostering creation. CornerWorld is currently free to join in four levels of membership: amateurs, rated amateurs, instant professionals and professionals. The Company plans to earn revenues through online advertising in addition to sharing revenue generated by the sale of member-created content and intends to continue developing additional features that will generate incremental revenue as “premium” offerings on a pay-per-use basis.
Note 2. Summary of Significant Accounting Policies
Fiscal year-end
The Company has a fiscal operating year of May 1 to April 30.
Cash and cash flows
For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At April 30, 2007, the Company had no cash equivalents.
The Company maintains its cash in a bank deposit account which at times may exceed federally insured limits. The Company has not experienced any losses in this account and does not believe it is subject to any credit risk involving its cash. At April 30, 2007, $10,873 was in excess of federally insured limits.
Basis of presentation and going concern uncertainty
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the continuation of the Company as a going concern. The Company has sustained development losses and has no business operations to date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations. The Company intends to commence its operations through equity offerings received. There is no assurance of the eventual profitability of the Company. Without profitability the Company will not generate sufficient cash flow to support its operations during the coming year. Management believes that actions planned and presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern (See Note 7). The financial statements do not include any adjustments that might result from these uncertainties.

CornerWorld, Inc.
(A Development Stage Company)
Notes to Financial Statements
Note 2. Summary of Significant Accounting Policies, continued
Property and equipment
Property and equipment are recorded at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Depreciation expense totaled $717 for the period ended April 30, 2007. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three years.
Management periodically reviews the carrying value of its property and equipment for impairment. At April 30, 2007, the Company had not incurred any impairment costs.
Software costs
Accounting for website development costs depends on the stage in which they are incurred which consists of the following:
•	Planning the website — costs expensed as incurred.

•	Developing the applications and infrastructure — all development costs are expensed as incurred. Costs are capitalized after establishing feasibility and development costs are completed.

•	Developing graphics — costs are accounted for similar to the applications and infrastructure phase.

•	Operating the site — costs are expensed as incurred.
Fair value of financial instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts payable and credit cards payable approximate their carrying amounts due to the short maturity of these instruments. At April 30, 2007, the Company did not have any other financial instruments.
Income Taxes
The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements and tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to be settled or realized.

CornerWorld, Inc.
(A Development Stage Company)
Notes to Financial Statements
Note 2. Summary of Significant Accounting Policies, continued
Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amount that will more likely than not be realized. No deferred tax asset has been recognized because a valuation allowance has been established to reduce the deferred tax asset to zero. The Company has a net operating loss carryforward of $28,081 which will expire in 2021.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Note 3. Development Stage Operations
The Company was formed in October 2003 and was inactive until September 2006. The Company is currently developing its website which, when completed, will enable the Company to provide the services detailed in Note 1. The Company plans on raising additional capital through the sale of stock.
Note 4. Capital Structure
The Company is authorized to issue 100,000,000 shares of common stock with a $.00001 par value per share. At April 30, 2007, 6,160,854 shares were issued and outstanding.
The Company is authorized to issue 25,000,000 share of preferred stock with a $.00001 par value per share. No preferred stock has been issued. The terms, rights and preferences of the preferred stock have not been determined by the Company’s Board of Directors.
Note 5. Related Parties
In 2006, the Company exchanged computer equipment and software valued at $3,300 from a related entity for stock. The related entity is a company owned by the principal shareholder of CornerWorld, Inc.
During the period ended April 30, 2007, the Company received advances from and made repayments in Company shares to the Company’s principal shareholder of $11,808. The advances are payable on demand, non interest bearing, and unsecured. There was no outstanding balance at April 30, 2007.

CornerWorld, Inc.
(A Development Stage Company)
Notes to Financial Statements
Note 6. Income Taxes
A reconciliation of income tax expense (benefit) at the statutory federal rate of 34% to income tax expense (benefit) at the Company’s effective tax rate for the period September 1, 2006 (inception) to April 30, 2007 is as follows:

Inception to
April 30, 2007

Tax expense (benefit) computed at statutory rate	$(9,547)
Less valuation allowance	9,547

Income tax expense (benefit)	$-0-

Note 7. Subsequent Events
On May 11, 2007, Olympic Weddings International, Inc. (“Olympic Wedding”) entered into a Share Exchange Agreement (the “Agreement”) with CornerWorld, Inc. (“CornerWorld”), and the shareholders of CornerWorld (the “CornerWorld Shareholders”) pursuant to which Olympic Wedding has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of CornerWorld from the CornerWorld shareholders. As consideration for the acquisition of the shares of CornerWorld, Olympic Wedding has agreed to issue an aggregate of 62,700,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the CornerWorld shareholders. In connection with the Agreement, on May 4, 2007 Olympic Wedding filed a Certificate of Amendment with the Nevada Secretary of State changing its name from Olympic Weddings International, Inc. to CornerWorld Corporation, as well as increasing Olympic Wedding’s authorized shares of common stock from 75,000,000 shares to 250,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.
As part of the Agreement, 3,000,000 of the outstanding shares of common stock of Olympic Wedding have been deposited by such shareholder in a brokerage account for sale, and the balance of the issued and outstanding shares of common stock held by the Olympic Wedding shareholders have been placed in escrow pending the closing pursuant to the escrow agreement (the “Escrow Agreement”) entered into on May 11, 2007 with the Continental Stock Transfer and Trust Company as escrow agent (“Escrow Agent”). The parties have agreed that the proceeds of up to $975,000 (the “Purchase Price”) of the 3,000,000 shares of common stock that have been deposited in the brokerage account shall be delivered to the holders of such shares as the funds are received.
The Acquisition shall be completed following the satisfaction of the conditions to closing as outlined in the Agreement and Escrow Agreement, including, but not limited to the delivery by the Olympic Wedding shareholders of all of the shares held by the Olympic Wedding shareholders (other than the shares placed at the brokerage account for sale), together with duly executed stock powers, to the Escrow Agent and the payment of the Purchase Price. Olympic Wedding and CornerWorld have agreed to use their best efforts to close the transactions contemplated by the Agreement (the “Closing”) within sixty (60) days of the execution of the

CornerWorld, Inc.
(A Development Stage Company)
Notes to Financial Statements
Note 7. Subsequent Events, continued
Agreement, unless such period is extended for an additional ninety (90) day period pursuant to the terms of the Agreement. On July 27, 2007, the parties executed Amendment No. 2 to the share exchange agreement agreeing to close escrow on or before August 10, 2007.
Pending the satisfaction of the conditions to closing, all of the shares to be exchanged by, and issued to, the CornerWorld shareholders, as well as all of the shares held by the Olympic Wedding shareholders (other than the shares placed at the brokerage account for sale), along with duly executed stock powers, have been deposited in escrow pursuant to the Escrow Agreement. In addition, pending the completion of the Acquisition, officers and directors of CornerWorld shall be appointed as Directors of Olympic Wedding.
Upon successful completion of the transaction, (i) 1,104,000 of the shares that were placed in escrow by the Olympic Wedding shareholders shall be released from escrow to the Olympic Wedding Shareholders, (ii) the balance of the shares that were placed in escrow by the Olympic Wedding shareholders, consisting of 62,700,000 restricted shares and 7,296,000 free trading shares, shall be cancelled, and (iii) all of the shares to be exchanged by, and the 62,700,000 shares of Olympic Wedding to be issued to, the CornerWorld shareholders, shall be released from escrow. As a result, following successful completion of the transaction, Olympic Wedding will have an aggregate of 66,804,000 shares outstanding.
Of the 1,104,000 shares referred to in the previous paragraph, 1,004,000 shares that are to be released from escrow to the Olympic Wedding shareholders shall be subject to a restriction on resale for a period of six months following the payment of the Purchase Price, and the remaining 100,000 shall not be subject to those same restrictions. Further, such shares may only be sold in limited amounts for the one year period following the initial six month restricted sale period such that their sales are not to exceed twenty five percent of such shares in every three month period, although Olympic Wedding may waive any such restrictions.
In addition, as contemplated by the Agreements, following the completion of the Acquisition, Olympic Wedding’s Board of Directors shall approve a stock option plan providing for the issuance of up to 4,000,000 shares of Common Stock of Olympic Wedding to the officers, directors, employees and consultants of Olympic Wedding and/or its subsidiaries. Any shares issued under such plan shall be subject to the same restrictions on resale as the 1,104,000 shares that are to be released from escrow to the Olympic Wedding shareholders described above.
These issuances are deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about Olympic Wedding and their investment, the investors took the securities for investment and not resale, and Olympic Wedding took appropriate measures to restrict the transfer of the securities.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Financial Statements
for the
Period Ended April 30, 2007

Cornerworld Corporation

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combined Balance Sheet
As of April 30, 2007

April 30,
2007
Assets

Current assets
Cash	$114,901

114,901

Fixed assets
Computer equipment	29,189
Office Furniture	7,730
Website Development Costs	21,985

58,904

Less accumulated depreciation	(4,984)

Fixed assets, net	53,920

Total assets	$168,821

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$22,532
Credit card payable	2,193
Accrued Liabilities	5,000

29,725

Commitments and contingencies	—

Stockholders’ equity
Preferred stock, par value $0.001 per share, 10,000,000 authorized shares, no shares issued and outstanding	—
Common stock, par value $0.001 per share, 250,000,000 authorized shares, 74,100,000 shares issued and outstanding	74,100 *
Paid-in capital	163,075
Accumulated comprehensive (loss)	(765)
Deficit accumulated during the development stage	(97,314)

139,096

Total liabilities and stockholders’ equity	$168,821

*	Subsequent to April 30, 2007 66,904,000 shares are outstanding. See Note #5 for details.
See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combined Statement of Operations
For the Period Ended April 30, 2007

		Cumulative
		Amounts From
	For the	November 9, 2004
	Period Ended	(Date of Inception)
	April 30,	to April 30,
	2007	2007

Income	$—	$—

Operating expenses
Software development	20,460	20,460
Legal and professional fees	26,000	39,250
Rent	625	625
Travel and hospitality	2,656	2,656
Office and administration	5,196	5,689
Marketing	21,491	21,491
Depreciation expense	4,984	4,984
State fees	1,279	1,279
Organization costs	—	880

Total operating expenses	82,691	97,314

Loss from operations	(82,691)	(97,314)

Other expenses

	—	—

	—	—

Net loss before income tax expense	(82,691)	(97,314)

Income tax (expense) benefit	—	—

Net loss	$(82,691)	$(97,314)

Net loss per share	$(0.0011)	$(0.0017)

Weighted average shares outstanding	72,069,863	58,841,085

See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combined Statement of Cash Flows
For the Period Ended April 30, 2007

		Cumulative
		Amounts From
	For the	November 9, 2004
	Period Ended	(Date of Inception)
	April 30,	to April 30,
	2007	2007

Cash flows from operating activities
Net loss	$(82,691)	$(97,314)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,984	4,984
Change in operating assets and liabilities
Accounts payable	22,446	27,532
Credit card payable	2,193	2,193

Net cash used by operating activities	(53,068)	(62,605)

Cash flows from investing activities
Purchase of computer equipment	(55,604)	(55,604)

Net used by investing activities	(55,604)	(55,604)

Cash flows from financing activities
Advances from shareholder	11,808	11,808
Issuance of common stock	198,067	222,067
Foreign currency adjustment	(765)	(765)

Net cash provided by financing activities	209,110	233,110

Net increase in cash and cash equivalents	100,438	114,901

Cash and cash equivalents at beginning of year	14,463	—

Cash and cash equivalents at end of year	$114,901	$114,901

Supplemental disclosure
Cash paid during the year for interest	$—	$—

Cash paid during the year for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock for equipment	$3,300	$3,300

Issuance of common stock in repayment of shareholder advances	$11,808	$11,808

See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combined Statement of Changes in Stockholders’ Equity
For the Period Ended April 30, 2007

		Common	Common		Paid-in	Accumulated
		Stock Shares	Stock		Capital	Deficit	Total
Balance at November 9, 2004 (Date of Inception)		—	$—		$—	$—	$—
November 9, 2004	Issuance of capital stock for cash at 0.00005	19,000,000	1,000		—	—	1,000
April 16, 2005	Issuance of capital stock for cash at 0.00053	43,700,000	23,000		—	—	23,000
April 30, 2005	Net loss	—	—		—	(1,969)	(1,969)

Balance at April 30, 2005		62,700,000	24,000		—	(1,969)	22,031

April 30, 2006	Net loss	—	—		—	(12,654)	(12,654)

Balance at April 30, 2006		62,700,000	24,000		—	(14,623)	9,377
July 5, 2006	Issuance of capital stock for cash at 0.00526	11,400,000	50,100		9,900	—	60,000
	Foreign currency adjustment	—	—		—	(765)	(765)
April 30, 2007	Net loss	—	—		—	(82,691)	(82,691)
April 30, 2007	Business combination of CornerWorld, Inc.
	and Cornerworld Corporation	—	—		153,175	—	153,175

Balance at April 30, 2007		74,100,000	$74,100	*	$163,075	$(98,079)	$139,096

*	Subsequent to April 30, 2007 66,904,000 shares are outstanding. See Note #5 for details.
See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 1 — Basis of Presentation
The pro forma financial information reflects the business combination of Cornerworld Corporation formerly Olympic Weddings International, Inc. (a development stage company) and its operations for the year ended April 30, 2007 and Cornerworld, Inc. (a development stage company) and its operations for the period September 1, 2006 (inception) to April 30, 2007. As detailed in the following subsequent event footnote, the business combination will result in the business operations of Cornerworld, Inc. combining with Cornerworld Corporation utilized for its status as a publicly traded corporation. The ongoing operation of the combined companies will consist of operations detailed in footnote number 2.
The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma financial information is not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.
Note 2 — Nature and Continuance of Operations
Organization
The Cornerworld Corporation was incorporated in the State of Nevada, United States of America on November 9, 2004 as Olympic Weddings International, Inc. (“Olympic Weddings”). Effective May 2007, the Company changed its name to Cornerworld Corporation (“the Company”). The Company’s year-end is April 30th.
On October 30, 2006, the Board of Directors authorized a 19-for-1 stock split of the Company’s $0.001 par value common stock. As a result of the split, 70,200,000 additional shares were issued and capital and additional paid-in capital were adjusted accordingly. All references in the accompanying financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the stock split.
Development Stage Activities
The Company is in the development stage and has not yet realized any revenues from its planned operations. Originally, Olympic Weddings’ business plan was to develop a company that will provide personally-guided travel tour wedding packages to be held at venues where Olympic events have been celebrated.
Subsequent to the Business combination, the Company will provide an interactive Web-based platform for both amateur and professional creators of original content, their fans, friends and families, to connect with one another in an intuitive, secure and grassroots environment. CornerWorld takes social networking to the next level: allowing all users to stream live video feeds, share pictures, files, music, video, opinion; send and receive emails, live chat, and create interactive classified ads and invitations. What’s more, CornerWorld offers free “business manager” services for anyone with sellable content. From comedians to candidates, musicians, models and movie-makers, CornerWorld is committed to celebrating individuality and fostering creation. CornerWorld is currently free to join in four levels of membership: amateurs, rated

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 2 — Nature and Continuance of Operations, continued
amateurs, instant professionals and professionals. The Company earns revenues through online advertising in addition to sharing revenue generated by the sale of member-created content and intends to continue developing additional features that will generate incremental revenue as “premium” offerings on a pay-per-use basis.
Note 3 — Summary of Significant Accounting Policies
The Company is in the development stage and has not yet realized any revenues from its planned operations. Based upon the Company’s business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.
Fiscal year-end
The Company has a fiscal operating year of May 1 to April 30.
Cash and cash flows
For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At April 30, 2007, the Company had no cash equivalents.
The Company maintains its cash in a bank deposit account which at times may exceed federally insured limits. The Company has not experienced any losses in this account and does not believe it is subject to any credit risk involving its cash. At April 30, 2007, $10,873 was in excess of federally insured limits.
Property and equipment
Property and equipment are recorded at cost. Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. Depreciation expense totaled $ 4,984 for the period ended April 30, 2007. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three years.
Management periodically reviews the carrying value of its property and equipment for impairment. At April 30, 2007, the Company had not incurred any impairment costs.
Software costs
Accounting for website development costs depends on the stage in which they are incurred which consists of the following:

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 3 — Summary of Significant Accounting Policies, continued
•	Planning the website — costs expensed as incurred.

•	Developing the applications and infrastructure — all development costs are expensed as incurred. Costs are capitalized after establishing feasibility and development costs are completed.

•	Developing graphics — costs are accounted for similar to the applications and infrastructure phase.

•	Operating the site — costs are expensed as incurred.
Fair value of financial instruments
In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts payable and credit cards payable approximate their carrying amounts due to the short maturity of these instruments. At April 30, 2007, the Company did not have any other financial instruments.
Income Taxes
The Company accounts for corporate income taxes in accordance with Statements of Financial Accounting Standards (SFAS) No. 109. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements and tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in the years in which the differences are expected to be settled or realized.
Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amount that will more likely than not be realized. No deferred tax asset has been recognized because a valuation allowance has been established to reduce the deferred tax asset to zero.
Organizational and Start-up Costs
Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.
Basic and Diluted Loss Per Share
In accordance with SFAS No. 128 — “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. In addition, per share calculations reflect the effect of the 19 for one stock split effective October 30, 2006. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At April 30, 2007, the

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 3 — Summary of Significant Accounting Policies, continued
Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.
Revenue Recognition
The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements.” Under SAB 101, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.
Foreign Currency Translations
The Company uses the Canadian dollar and the U.S. dollar as its functional currency. The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:
i.	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;

ii.	Non-monetary assets and liabilities, and equity at historical rates; and

iii.	Revenue and expense items at the average rate of exchange prevailing during the period.
Gains and losses on re-measurement are included in determining net income for the period.
Translation of balances from the functional currency into the reporting currency is conducted as follows:
i.	Assets and liabilities at the rate of exchange in effect at the balance sheet date;

ii.	Equity at historical rates; and

iii.	Revenue and expense items at the average rate of exchange prevailing during the period.
Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss.
Comprehensive Income (Loss)
The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 3 — Summary of Significant Accounting Policies, continued
Use of Estimates
The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. At April 30, 2007, the Company had $67 US Funds in deposit in a business bank account which are not insured and US equivalent $3,961 in Canadian funds in a business bank account which are insured by a Federal Government agency.
Recent Accounting Pronouncements
There were various accounting standards and interpretations issued during 2007 and 2006, none of which are expected to have a material impact on the Company’s consolidated financial position, operations or cash flows.
Other
The Company consists of one reportable business segment.
The Company paid no dividends during the periods presented.
Note 4 — Basis of Presentation — Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the continuation of the Company as a going concern. The Company has sustained development losses and has no business operations to date. These matters raise substantial doubt about the Company’s ability to continue as going concern. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations. The Company intends to commence its operations through equity offerings received. There is no assurance of the eventual profitability of the Company. Without profitability the Company will not generate sufficient cash flow to support it operations during the coming year. Management believes that actions planned and presently being taken to revise the Company’s operating and financial requirements provide the opportunity for the Company to continue as a going concern (see Note 8). The financial statements do not include any adjustments that might result from these uncertainties.
Note 5 — Capital Structure
The Company’s authorized preferred stock consists of 10,000,000 shares with a par value of $0.001 per share. There were no outstanding preferred shares as of April 30, 2007.

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 5 — Capital Structure, continued
The Company’s authorized common stock consists of 250,000,000 shares with a par value of $0.001 per share.
On November 09, 2004, the Company issued 19,000,000 post split shares of restricted common stock for cash totalling $1,000.
On April 26, 2005 the Company issued 43,700,000 post split shares of restricted common stock for cash totalling $23,000
On July 5, 2006 the Company issued 11,400,000 post split shares of common stock for cash totalling $60,000
On October 30, 2006, the Board of Directors authorized a 19 for 1 stock split of the Company’s $0.001 par value common stock. As a result of the split, 70,200,000 additional shares were issued and capital and additional paid-in capital were adjusted accordingly. All references in the accompanying financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the stock split.
Subsequent to April 30, 2007 the Company entered into and closed a share exchange agreement with CornerWorld, Inc. resulting in a new total outstanding shares balance of 66,904,000.
Subsequent to April 30, 2007 the Company issued a total of 4,000,000 five year stock options. 3,680,000 options were issued at a strike price of $1.10. 320,000 options were issued at a strike price of $1.40.
Note 6 — Income Taxes
The Company is subject to foreign and domestic income taxes. The Company has had no income, and therefore has paid no income tax.
Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry forwards. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Net operating loss carry forwards may be further limited by a change in company ownership and other provisions of the tax laws.
The Company’s deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

			Estimated Tax		Change in	Net
	Estimated NOL	NOL	Benefit from	Valuation	Valuation	Tax
Period Ending	Carry forward	Expires	NOL	Allowance	Allowance	Benefit
April 30, 2005	1,969	2025	492	(492)	(492)	—
April 30, 2006	14,623	2026	3,656	(3,656)	(3,164)	—
April 30, 2007	69,233	2027	17,308	(17,308)	(13,652)	—

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 6 — Income Taxes, continued
Income taxes at the statutory rate are reconciled to the Company’s actual income taxes as follows:

Income tax benefit at statutory rate resulting from net operating loss carry forward	(25%)
Deferred income tax valuation allowance	25%

Actual tax rate	0%

Note 7 — Related Party Transactions
The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.
In 2006, the CornerWorld, Inc. exchanged computer equipment and software valued at $3,300 from a related entity for stock. The related entity is a company owned by the principal shareholder of CornerWorld, Inc.
During the period ended April 30, 2007, CornerWorld, Inc. received advances and made repayments of $11,808 from CornerWorld Inc’s principal shareholder. The advances are payable on demand, non interest bearing, and unsecured. There was no outstanding balance at April 30, 2007.
Note 8 — Subsequent Events
On May 11, 2007, Olympic Weddings International, Inc. (“Olympic Wedding”) entered into a Share Exchange Agreement (the “Agreement”) with CornerWorld, Inc. (“CornerWorld”), and the shareholders of CornerWorld (the “CornerWorld Shareholders”) pursuant to which Olympic Wedding has agreed to acquire (the “Acquisition”), subject to the satisfaction of the conditions to closing as outlined in the Agreement, all of the outstanding shares of common stock of CornerWorld from the CornerWorld Shareholders. As consideration for the acquisition of the shares of CornerWorld, Olympic Wedding has agreed to issue an aggregate of 62,700,000 shares of Common stock, $0.001 par value (the “Common Stock”) to the CornerWorld Shareholders. In connection with the Agreement, on May 4, 2007 Olympic Wedding filed a Certificate of Amendment with the Nevada Secretary of State changing its name from Olympic Weddings International, Inc. to CornerWorld Corporation, as well as increasing Olympic Wedding’s authorized shares of common stock from 75,000,000 shares to 250,000,000 shares and the creation of 10,000,000 shares of “blank check” preferred stock.
As part of the Agreement, 3,000,000 of the outstanding shares of common stock of Olympic Wedding have been deposited by such shareholder in a brokerage account for sale, and the balance of the issued and outstanding shares of common stock held by the Olympic Wedding shareholders have been placed in escrow pending the closing pursuant to the escrow agreement (the “Escrow Agreement”) entered into on May 11, 2007 with the Continental Stock Transfer and Trust Company as escrow agent (“Escrow Agent”). The parties have agreed that the proceeds of up to $975,000 (the “Purchase Price”) of the 3,000,000 shares of common stock that have been

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 8 — Subsequent Events, continued
deposited in the brokerage account shall be delivered to the holders of such shares as the funds are received.
The Acquisition shall be completed following the satisfaction of the conditions to closing as outlined in the Agreement and Escrow Agreement, including, but not limited to the delivery by the Olympic Wedding shareholders of all of the shares held by the Olympic Wedding Shareholders (other than the shares placed at the brokerage account for sale), together with duly executed stock powers, to the Escrow Agent and the payment of the Purchase Price. Olympic Wedding and CornerWorld have agreed to use their best efforts to close the transactions contemplated by the Agreement (the “Closing”) within sixty (60) days of the execution of the Agreement, unless such period is extended for an additional ninety (90) day period pursuant to the terms of the Agreement.
Pending the satisfaction of the conditions to closing, all of the shares to be exchanged by, and issued to, the CornerWorld Shareholders, as well as all of the shares held by the Olympic Wedding Shareholders (other than the shares placed at the brokerage account for sale), along with duly executed stock powers, have been deposited in escrow pursuant to the Escrow Agreement. In addition, pending the completion of the Acquisition, officers and directors of Cornerworld shall be appointed as Directors of Olympic Wedding.
Upon successful completion of the transaction, (i) 1,104,000 of the shares that were placed in escrow by the Olympic Wedding shareholders shall be released from escrow to the Olympic Wedding Shareholders, (ii) the balance of the shares that were placed in escrow by the Olympic Wedding shareholders, consisting of 62,700,000 restricted shares and 7,296,000 free trading shares, shall be cancelled, and (iii) all of the shares to be exchanged by, and the 62,700,000 shares of Olympic Wedding to be issued to, the CornerWorld Shareholders, shall be released from escrow. As a result, following successful completion of the transaction, Olympic Wedding will have an aggregate of 66,804,000 shares outstanding.
Of the 1,104,000 shares referred to in the previous paragraph, 1,004,000 shares that are to be released from escrow to the Olympic Wedding Shareholders shall be subject to a restriction on resale for a period of six months following the payment of the Purchase Price, and the remaining 100,000 shall not be subject to those same restrictions. Further, such shares may only be sold in limited amounts for the one year period following the initial six month restricted sale period such that their sales are not to exceed twenty five percent of such shares in every three month period, although Olympic Wedding may waive any such restrictions.
In addition, as contemplated by the Agreements, following the completion of the Acquisition, Olympic Wedding’s Board of Directors shall approve a stock option plan providing for the issuance of up to 4,000,000 shares of Common Stock of Olympic Wedding to the officers, directors, employees and consultants of Olympic Wedding and/or its subsidiaries. Any shares issued under such plan shall be subject to the same restrictions on resale as the 1,104,000 shares that are to be released from escrow to the Olympic Wedding Shareholders described above.

Cornerworld Corporation
(A Development Stage Company)
Notes to Pro Forma Financial Statement
Note 8 — Subsequent Events, continued
These issuances are deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about Olympic Wedding and their investment, the investors took the securities for investment and not resale, and Olympic Wedding took appropriate measures to restrict the transfer of the securities.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combining Balance Sheets
As of April 30, 2007

	CornerWorld,	Cornerworld
	Inc.	Corporation		Combined
	April 30,	April 30,	Combining	April 30,
	2007	2007	Adjustments	2007
Assets
Current assets
Cash	$110,873	$4,028	$—	$114,901

	110,873	4,028	—	114,901

Fixed assets
Computer equipment	22,632	6,557	—	29,189
Office Furniture	—	7,730	—	7,730
Website Development Costs	16,156	5,829	—	21,985

	38,788	20,116	—	58,904

Less accumulated depreciation	(717)	(4,267)	—	(4,984)

Fixed assets, net	38,071	15,849	—	53,920

Total assets	$148,944	$19,877	$—	$168,821

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$21,657	$875	$—	$22,532
Credit card payable	2,193	—	—	2,193
Accrued Liabilities	—	5,000	—	5,000

	23,850	5,875	—	29,725

Commitments and contingencies	—	—	—	—

Stockholders’ equity
Preferred stock	—	—	—	—
Common stock	62	74,100	(62)	74,100 *
Paid-in capital	153,113	9,900	62	163,075
Accumulated comprehensive (loss)	—	(765)	—	(765)
Deficit accumulated during the development stage	(28,081)	(69,233)	—	(97,314)

	125,094	14,002	—	139,096

Total liabilities and stockholders’ equity	$148,944	$19,877	$—	$168,821

*	Subsequent to April 30, 2007 66,904,000 shares are outstanding. See Note #5 for details.
See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combining Statements of Operations
For the Period Ended April 30, 2007

	CornerWorld, Inc.	Cornerworld
	September 1,	Corporation		Combined
	2006	For the		For the
	(Inception) to	Year Ended		Period Ended
	April 30,	April 30,	Combining	April 30,
	2007	2007	Adjustments	2007

Income	$—	$—	$—	$—

Operating expenses
Software development	20,460	—	—	20,460
Legal and professional fees	5,000	21,000	—	26,000
Rent	625	—	—	625
Travel and hospitality	—	2,656	—	2,656
Office and administration	—	5,196	—	5,196
Marketing	—	21,491	—	21,491
Depreciation expense	717	4,267	—	4,984
State fees	1,279	—	—	1,279

Total operating expenses	28,081	54,610	—	82,691

Loss from operations	(28,081)	(54,610)	—	(82,691)

Other expenses

	—	—	—	—

	—	—	—	—

Net loss before income tax expense	(28,081)	(54,610)	—	(82,691)

Income tax (expense) benefit	—	—	—	—

Net loss	$(28,081)	$(54,610)	$—	$(82,691)

Net loss per share	$(0.0086)	$(0.0007)	$—	$(0.0011)

Weighted average shares outstanding	3,263,223	72,069,863	(3,263,223)	72,069,863

See accompanying notes.

Cornerworld Corporation
(A Development Stage Company)
Pro Forma Combining Statements of Cash Flows
For the Period Ended April 30, 2007

	CornerWorld, Inc.	Cornerworld
	September 1,	Corporation	Combined
	2006	For the	For the
	(Inception) to	Year Ended	Period Ended
	April 30,	April 30,	April 30,
	2007	2007	2007

Cash flows from operating activities
Net loss	$(28,081)	$(54,610)	$(82,691)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	717	4,267	4,984
Change in operating assets and liabilities
Accounts payable	21,657	789	22,446
Credit card payable	2,193	—	2,193

Net cash used by operating activities	(3,514)	(49,554)	(53,068)

Cash flows from investing activities
Purchase of computer equipment	(35,488)	(20,116)	(55,604)

Net used by investing activities	(35,488)	(20,116)	(55,604)

Cash flows from financing activities
Advances from shareholder	11,808	—	11,808
Issuance of common stock	138,067	60,000	198,067
Foreign currency adjustment	—	(765)	(765)

Net cash provided by financing activities	149,875	59,235	209,110

Net increase in cash and cash equivalents	110,873	(10,435)	100,438

Cash and cash equivalents at beginning of year	—	14,463	14,463

Cash and cash equivalents at end of year	$110,873	$4,028	$114,901

Supplemental disclosure
Cash paid during the year for interest	$—	$—	$—

Cash paid during the year for income taxes	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities Issuance of common stock for equipment	$3,300	$—	$3,300

Issuance of common stock in repayment of shareholder advances	$11,808	$—	$11,808

See accompanying notes.